UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2008

DemandTec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33634	94-3344761
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Circle Star Way, Suite 200, San Carlos, California		94070
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 226-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2008, DemandTec, Inc. (the "Company") filed a report on Form 8-K stating that James H. Dai, the Company’s Senior Vice President of Engineering and Operations, will leave the Company effective February 29, 2008. On February 4, 2008, the Company and Mr. Dai entered into a separation agreement. The agreement will become effective on the eighth day after Mr. Dai signed it, unless he exercises his right to revoke the agreement prior to that day. Under the separation agreement, Mr. Dai will receive (a) a severance payment of $62,500, which represents three months of his base salary, (b) his bonus under the Company’s Management Cash Incentive Plan, (c) acceleration of vesting of 32,814 unvested shares of the Company’s Common Stock that he previously purchased (which were subject to a repurchase right held by the Company) and (d) payment of health insurance premiums for up to three months. Under the separation agreement, Mr. Dai is also releasing any claims that he may have against the Company and third parties related to the Company, and he is agreeing not to provide services to certain entities without the Company’s consent during the 12-month period following his separation from the Company.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DemandTec, Inc.

February 5, 2008	By:	/s/ Mark A. Culhane

Name: Mark A. Culhane
Title: Executive Vice President and Chief Financial Officer